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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Veritex Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 2, 2015
Dear Shareholder:

        On behalf of our Board of Directors, I invite you to attend the 2015 Annual Meeting of Shareholders to be held at 8214 Westchester Drive, Suite 400, Dallas, Texas, on Thursday, May 14, 2015, at 5:00 p.m., Central Time.

        The purposes of the meeting are set forth in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. In addition to these matters, we will review our operating results for 2014 and plans for the year ahead.

        Whether or not you plan to attend the meeting, it is important that your shares be represented. Please take a moment to complete, date, sign and return the enclosed proxy card as soon as possible, or use Internet voting according to the instructions on the proxy card. You may also attend and vote in person at the meeting.

        We appreciate your continued support of our company and look forward to seeing you at the 2015 Annual Meeting.

Sincerely,
C. Malcolm Holland, III Chairman of the Board and Chief Executive Officer

Veritex Holdings, Inc.

8214 Westchester Drive, Suite 400
Dallas, Texas 75225
(972) 349-6200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of Veritex Holdings, Inc.:

        The 2015 annual meeting of shareholders (the "annual meeting") of Veritex Holdings, Inc. (the "Company") will be held on Thursday, May 14, 2015, at 5:00 p.m., Central Time, in Dallas, Texas, for the following purposes:

  1.
  To elect nine (9) directors to serve on the board of directors of the Company until the next succeeding annual meeting to be held in 2016, and each until their successors are duly elected and qualified or until their earlier resignation or removal;

  2.
  To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2015; and

  3.
  To transact such other business as may properly come before the annual meeting or any adjournment thereof.

        Only shareholders of record at the close of business on March 18, 2015, will be entitled to receive notice of and to vote at the annual meeting. For instructions on voting, please refer to the enclosed proxy card or voting information form. A list of shareholders entitled to vote at the annual meeting will be available for inspection by any shareholder at the principal office of the Company during ordinary business hours for a period of ten (10) days prior to the annual meeting. This list also will be available to shareholders at the annual meeting.

By Order of the Board of Directors,
C. Malcolm Holland, III Chairman of the Board and Chief Executive Officer

Dallas, Texas
April 2, 2015

        Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting of Shareholders To Be Held on May 14, 2015: This proxy statement and our 2014 Annual Report are available at www.veritexbank.com/proxymaterials.

Your Vote is Important

        A proxy card is enclosed. Whether or not you plan to attend the annual meeting, please vote by completing, signing and dating the proxy card and promptly mailing it in the enclosed envelope or via the Internet pursuant to the instructions provided on the enclosed proxy card. You may revoke your proxy card in the manner described in the proxy statement at any time before it is exercised. See "About the Annual Meeting" for more information on how to vote your shares or revoke your proxy.

VERITEX HOLDINGS, INC.
8124 Westchester Drive, Suite 400
Dallas, Texas 75225

PROXY STATEMENT FOR
2015 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 14, 2015

        Unless the context otherwise requires, references in this proxy statement to "we," "us," "our," "our company," the "Company" or "Veritex" refer to Veritex Holdings, Inc., a Texas corporation, and its consolidated subsidiaries as a whole; references to the "Bank" refer to Veritex Community Bank, a wholly-owned subsidiary of Veritex Holdings, Inc. In addition, unless the context otherwise requires, references to "shareholders" are to the holders of our common stock, par value $0.01 per share (the "common stock").

        This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors of the Company (the "board") for use at the 2015 annual meeting of shareholders of the Company to be held on Thursday, May 14, 2015 at 5:00 p.m., Central Time, at 8214 Westchester Drive, Dallas, Texas, Suite 400, and any adjournments thereof (the "annual meeting") for the purposes set forth in this proxy statement and the accompanying notice of the meeting. This proxy statement, the notice of the meeting and the enclosed proxy card (collectively the "proxy materials") is first being sent to shareholders on or about April 2, 2015.

        Important Notice Regarding the Availability of Proxy Materials for the 2015 Annual Meeting of Shareholders To Be Held on May 14, 2015

        Pursuant to the rules promulgated by the Securities and Exchange Commission (the "SEC"), the Company is providing access to its proxy materials both by sending you a full set of proxy materials and making copies of these materials available on the Internet at www.veritexbank.com/proxymaterials.

ABOUT THE MEETING

When and where will the annual meeting be held?

        The annual meeting is scheduled to take place at 5:00 p.m., Central Time, on Thursday, May 14, 2015, at Veritex corporate headquarters located at 8214 Westchester Drive, Dallas, Texas, in Suite 400.

What is the purpose of the annual meeting?

        This is the 2015 annual meeting of shareholders. At the annual meeting, shareholders will act upon the matters outlined in the notice attached to this proxy statement, including the following:

  1.
  To elect nine (9) directors to serve on the board of the Company until the next succeeding annual meeting to be held in 2016, and each until their successors are duly elected and qualified or until their earlier resignation or removal;

  2.
  To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2015; and

  3.
  To transact such other business as may properly come before the annual meeting or any adjournment thereof.

Who are the nominees for directors?

        The following nine (9) persons have been nominated for reelection:

    C. Malcolm Holland, III
    William C. Murphy
    Pat S. Bolin
    Blake Bozman
    Mark Griege
    Michael D. Ilagan
    Michael Kowalski
    John Sughrue
    Ray W. Washburne

Who is entitled to vote at the annual meeting?

        The holders of record of the Company's common stock outstanding on March 18, 2015, which is the date that the Company's board has fixed as the record date for the annual meeting (the "record date"), are entitled to vote at the annual meeting.

How do I vote?

        After you have thoroughly read and considered the information contained in this proxy statement, you may vote your shares of common stock, either in person at the annual meeting or by proxy. The process for voting your shares depends on how your shares are held as described below.

        If you are a record holder on the record date for the annual meeting, you may vote by proxy or you may attend the annual meeting and vote in person. If you are a record holder and want to vote your shares by proxy, you have two ways to vote:

  •
  indicate on the proxy card(s) applicable to your common stock how you want to vote and sign, date and mail your proxy card(s) in the enclosed pre-addressed postage-paid envelope as soon as possible to ensure that it will be received in advance of the annual meeting; or

  •
  go to the website www.cstproxyvote.com and follow the instructions for Internet voting on that website.

        Your proxy card must be received by the Company by no later than the time the polls close for voting at the annual meeting for your vote to be counted at the annual meeting. Please note that Internet voting will close at 6:00 p.m., Central Time, on May 13, 2015.

        Voting your shares by proxy will enable your shares of common stock to be represented and voted at the annual meeting if you do not attend the annual meeting and vote your shares in person.

        If your shares of common stock are held in "street name," your ability to vote over the Internet depends on your broker's voting process. You should follow the instructions on your proxy card or voting instruction card.

        In order for you to vote the shares that you hold in "street name" in person at the annual meeting, you must bring a legal proxy from your broker, bank or other nominee, confirming that you were the beneficial owner of those shares as of the close of business on Wednesday, March 18, 2015, stating the number of shares of which you were the beneficial owner that were held for your benefit at that time by that broker, bank or other nominee and appointing you as the record holder's proxy to vote the shares covered by that proxy at the annual meeting.

What is the difference between a shareholder of record and a "street name" holder?

        If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, the Company's stock transfer agent, you are considered the shareholder of record with respect to those shares. The proxy statement and proxy card have been sent directly to you by Continental Stock Transfer & Trust Company at the Company's request.

        If your shares are held in a brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in "street name." The proxy statement and proxy card or voting instruction card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions your nominee included in the mailing or by following its instructions for voting.

What are the voting rights of the shareholders?

        The holders of at least a majority of the outstanding shares of common stock on the record date must be represented at the annual meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. On the record date, 9,484,641 shares of common stock were outstanding.

What is a broker non-vote?

        A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Your broker has discretionary authority to vote your shares with respect to the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm (Proposal 2). In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to the election of directors to our board (Proposal 1).

What is "householding" and how does it affect me?

        With respect to eligible shareholders who share a single address, we are sending only one copy of the notice and proxy statement to that address unless we have received instructions to the contrary from any shareholder at that address. Eligible shareholders will continue to have access and receive separate proxy cards. This practice, known as "householding," is designed to reduce printing and postage costs. However, a shareholder of record residing at such address who wishes to receive a separate copy of the notice and proxy statement in the future may contact Veritex Holdings, Inc., 8214 Westchester Drive, Suite 400, Dallas, Texas 75225, Attn: Corporate Secretary. Eligible

shareholders of record receiving multiple copies of the notice and proxy statement can request householding by contacting us in the same manner. Shareholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

What should I do if I receive more than one set of voting materials?

        You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a shareholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in "street name." Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What are the board's recommendations on how I should vote my shares?

        The Board recommends that you vote your shares as follows:

        Proposal 1—FOR the election of each nominee for director; and

        Proposal 2—FOR the ratification of the appointment of Grant Thornton LLP.

How will my shares be voted if I return a signed and dated proxy card, but don't specify how my shares will be voted?

        If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

        Proposal 1—FOR the election of each nominee for director; and

        Proposal 2—FOR the ratification of the appointment of Grant Thornton LLP.

        If you are a "street name" holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares, except that the nominee will have discretion to vote on the ratification of the appointment of Grant Thornton LLP (Proposal 2).

What are my choices when voting?

        In the election of directors, you may vote for all director nominees or you may withhold your vote as to one or more director nominees. With respect to the proposal to ratify the appointment of Grant Thornton LLP, you may vote for the proposal, against the proposal or abstain from voting on the proposal.

May I change my vote after I have submitted my proxy card?

        Yes. Regardless of the method used to cast a vote, if a shareholder is a holder of record, he or she may change his or her vote by:

  •
  delivering to the Company prior to the annual meeting a written notice of revocation addressed to: Veritex Holdings, Inc., 8214 Westchester Drive, Suite 400, Dallas, Texas 75225 Attn: Corporate Secretary;

  •
  completing, signing and returning a new proxy card with a later date than your original proxy card prior to such time that the proxy card for any such holder of common stock must be received, and any earlier proxy will be revoked automatically;

  •
  logging onto the Internet website specified on your proxy card in the same manner you would to submit your proxy electronically and following the instructions indicated on the proxy card; or

  •
  attending the annual meeting and voting in person, and any earlier proxy will be revoked. However, simply attending the annual meeting without voting will not revoke your proxy.

        If your shares are held in "street name" and you desire to change any voting instructions you have previously given to the record holder of the shares of which you are the beneficial owner, you should contact the broker, bank or other nominee holding your shares in "street name" in order to direct a change in the manner your shares will be voted.

What percentage of the vote is required to approve each proposal?

        The affirmative vote of the holders of a plurality of the votes cast at the annual meeting is required for the election of the director nominees (Proposal 1). Therefore, the nine (9) director nominees who receive the most votes from the holders of the shares of our common stock for their election will be elected.

        The ratification of Grant Thornton LLP's appointment as the Company's independent registered public accounting firm (Proposal 2) will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting.

How are broker non-votes and abstentions treated?

        Broker non-votes and abstentions are counted for purposes of determining the presence or absence of a quorum. A broker non-vote or a withholding of authority to vote with respect to one or more nominees for director will not have the effect of a vote against such nominee or nominees. Because the ratification of the appointment of the independent registered public accounting firm is considered a routine matter and a broker or other nominee may generally vote on routine matters, no broker non-votes are expected to occur in connection with this proposal. Any abstentions will not have the effect of a vote against the proposals to ratify the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm (Proposal 2).

What are the solicitation expenses and who pays the cost of this proxy solicitation?

        Our board is asking for your proxy, and we will pay all of the costs of soliciting shareholder proxies. In addition to the solicitation of proxies via mail, our officers, directors and employees may solicit proxies personally or other means of communication, without being paid additional compensation for such services. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding the proxy materials to beneficial owners of the Company's common stock.

Are there any other matters to be acted upon at the annual meeting?

        Management does not intend to present any business at the annual meeting for a vote other than the matters set forth in the notice, and management has no information that others will do so. The proxy also confers on the proxies the discretionary authority to vote with respect to any matter properly presented at the annual meeting. If other matters requiring a vote of the shareholders properly come before the annual meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

        The Company will publish the voting results in a current report on Form 8-K, which will be filed with the SEC within four business days following the annual meeting.

How can I communicate with the board of directors?

        To communicate with the board, shareholders should submit their comments by sending written correspondence via mail or courier to Veritex Holdings, Inc., 8214 Westchester Drive, Suite 400, Dallas, Texas 75225, Attn: Corporate Secretary; or via email at scaudle@veritexbank.com. Shareholder communications will be sent directly to the specific director or directors of the Company indicated in the communication or to all members of the board if not specified.

PROPOSAL 1. ELECTION OF DIRECTORS

Number of Directors; Term of Office

        Our Bylaws currently provide for a board of directors consisting of not fewer than seven (7) nor more than nine (9) individuals and our board has nominated nine (9) nominees to be elected at this annual meeting.

        If elected, all nominees shall serve for a term commencing on the date of the annual meeting and continuing until the 2016 annual meeting of shareholders or until each person's successor is duly elected and qualified. Each nominee has agreed to serve if elected. If any named nominee is unable to serve, proxies will be voted for the remaining named nominees.

Nominees for Election

        The following table sets forth the name, age, and positions with the Company for each nominee for election as a director of the Company:

Name of Nominee	Age	Position(s)	Director Since
C. Malcolm Holland, III	55	Chairman of the Board and Chief Executive Officer	2009
William C. Murphy	65	Vice Chairman	2011
Pat S. Bolin(1)(2)	63	Director	2011
Blake Bozman(1)(2)	44	Director	2009
Mark Griege(2)	56	Director	2009
Michael D. Ilagan(3)	48	Director	2014
Michael Kowalski(1)(3)	61	Director	2013
John Sughrue(1)(3)	54	Director	2009
Ray W. Washburn(3)	54	Director	2009

(1)
Member, Audit Committee

(2)
Member, Compensation Committee

(3)
Member, Corporate Governance and Nominating Committee

        C. Malcolm Holland, III.    C. Malcolm Holland, III founded our Company and has been our Chairman of the Board and Chief Executive Officer since 2009 and the Chairman of the Board, Chief Executive Officer and President of the Bank since its inception in 2010. Mr. Holland began his career in 1982 as a credit analyst and commercial lender at First City Bank. In 1984, Mr. Holland joined Capital Bank as a vice president of commercial lending. From 1985 to 1998, Mr. Holland was an organizer and executive vice president of EastPark National Bank, a de novo bank that opened in 1986. EastPark National Bank was acquired by Fidelity Bank of Dallas in 1995, and Mr. Holland served as executive vice president and head of commercial lending for Fidelity Bank of Dallas from 1995 to 1998, when the bank was acquired by Compass Bank. From 1998 to 2000, Mr. Holland served as senior vice president and head of business banking for Compass Bank. Mr. Holland served as President of First Mercantile Bank from 2000 to 2002, when the bank was acquired by Colonial Bank. From 2003 to 2009, Mr. Holland served as Chief Executive Officer for the Texas Region of Colonial Bank. Mr. Holland is a past president of the Texas Golf Association and was one of 15 members of the Executive Committee of the United States Golf Association in 2013 and 2014. Mr. Holland is an active member and chairman of the business advisory committee of Watermark Community Church. He has served as chairman of the College Golf Fellowship from 2002 through 2014. Mr. Holland received his Bachelor of Business Administration from Southern Methodist University in 1982. With over 32 years of banking experience in the Dallas metropolitan area, Mr. Holland's extensive business and banking experience and his community involvement and leadership skills qualify him to serve as on our board and as Chairman.

        William C. Murphy.    William C. Murphy has served as the Vice Chairman of both our Company and the Bank since 2011 and actively participates in the execution of our business strategy and assists in the credit review process. From 2006 to 2011, Mr. Murphy served as the Chairman of the Board of Parkway National Bank and Parkway Bancshares, Inc., which were renamed Fidelity Bank of Dallas and Fidelity Resources Company, respectively. From 2001 to 2005, Mr. Murphy was the President and Chief Executive Officer of Mercantile Bank & Trust, and from 1999 to 2000, he served as a consultant for the Houston-based Sterling Bank to evaluate expansion opportunities in the Dallas market. From 1988 to 1998, Mr. Murphy served as the President and Chief Executive Officer of Fidelity Bank of Dallas, and then as an executive officer of the bank after it was acquired by Compass Bank in 1998. Under his leadership Fidelity completed four bank acquisition and three branch acquisitions and grew to $350 million in total assets with 14 banking offices. Mr. Murphy serves on the boards of Eagle Oil & Gas Co., a private independent oil and gas company, and Foundation One Insurance Services. Mr. Murphy received a Bachelor of Business Administration in accounting from Southern Methodist University in 1971 and a Masters of Business Administration from Southern Methodist University in 1973. With over 40 years of banking experience in the Dallas metropolitan area, Mr. Murphy's perspective, knowledge and extensive community relationships qualify him to serve on our board and as Vice Chairman.

        Pat S. Bolin.    Pat S. Bolin joined our board in March 2011 upon our acquisition of Fidelity Bank of Dallas. Mr. Bolin is the Executive Chairman of the Board of Eagle Oil & Gas Co. a private independent oil and gas company based in Dallas founded by Mr. Bolin in 1976. Mr. Bolin is also Chairman of the Board and Chief Executive officer of Eagle Corp., Inc. Mr. Bolin began his professional career as a landman for Mitchell Energy Corp. in 1973. Mr. Bolin currently serves on the board of directors of Fidelity Bank, Wichita Falls, Texas and its holding company, FB Bancshares, Inc. Mr. Bolin has previously served on the boards of directors of Mercantile Bank & Trust and Fidelity Bank of Dallas. Mr. Bolin also serves on the board of directors for Goodwill Industries and the executive board of the Southern Methodist University Cox School of Business and the Second Century Campaign Steering Committee at Southern Methodist University. Mr. Bolin received a Bachelor of Arts in Psychology from Southern Methodist University in 1973. Mr. Bolin's diverse business and community banking experience along with his community involvement qualify him to serve on our board.

        Blake Bozman.    Blake Bozman has served on our board since September 2009. Mr. Bozman is a Managing Director of Freedom Truck Finance, a secondary truck finance company based in Dallas. Mr. Bozman oversees the operations of Prattco International, Inc., a family-owned business specializing in real estate investments and purchasing oil and gas properties. From 1995 to 2006, Mr. Bozman was with Drive Financial Services, a consumer finance company focused on sub-prime auto finance, which he co-founded in 1995 and served as Executive Vice President of Sales and Originations. Mr. Bozman received a Bachelor of Arts in Marketing from Southern Methodist University in 1993. Mr. Bozman's business experience, particularly in the consumer financial services industry, qualifies him to serve on our board.

        Mark Griege.    Mark Griege has served on our board since 2009. Mr. Griege is a Managing Partner of Robertson, Griege & Thoele, a large-independent wealth management firm based in Dallas, which he co-founded in 1985. Mr. Griege received a Bachelor of Business Administration from Southern Methodist University in 1981, and a Juris Doctor from the University of Texas School of Law in 1985. His significant experience and leadership of Robertson, Griege & Thoele brings perspective and knowledge to our board regarding a variety of investment, businesses and leadership and qualifies him to serve on our board.

        Michael D. Ilagan.    Michael D. Ilagan has served on our board since 2014. Since 2006, Mr. Ilagan has been with SunTx Capital Partners, where he is currently a Principal. From 1998 to 2005, Mr. Ilagan was an attorney at Skadden, Arps, Slate, Meagher, & Flom, LLP, and from 1988 to 1991, he was a consultant at Bain & Company. He also serves on the board of directors of Carolina Beverage Group LLC and The Park Group Ltd. and previously served on the board of directors of Huron Inc. Mr. Ilagan received a Bachelor of Arts in Economics from the University of Chicago in 1988, a Masters of Business Administration from the University of Chicago in 1992, and a Juris Doctor from the Chicago-Kent College of Law in 1998. Mr. Ilagan's business experience and legal background qualifies him to serve on our board.

        Michael Kowalski.    Michel Kowalski has served as a director of our Company and the Bank since June 2013. Since March 2013, Mr. Kowalski has served as Senior Vice President of Pacific Premier Bank, following its acquisition of First Associations Bank. From 2007 to March 2013, Mr. Kowalski served as Chairman and Chief Executive Officer of First Associations Bank. Mr. Kowalski received a Bachelor of Science in Mathematics from John Carroll University in 1976 and has been a licensed Certified Public Accountant since 1979. Mr. Kowalski's financial expertise and 30 years of community banking experience provides our board with significant knowledge and insight regarding the business and operations of banks and qualifies him to serve on our board.

        John Sughrue.    John Sughrue has served as a director of our Company since 2009. Mr. Sughrue currently serves as the Chairman of FIG Enterprises, Inc., the parent company of the Fashion Industry Gallery, a boutique wholesale venue for the fashion retail trade. Mr. Sughrue also serves as a Director and Chief Executive Officer of Brooks Partners, Inc., a diversified real estate company based in Dallas, which he founded in 1994. From 2007 to 2009, Mr. Sughrue served as an advisory board member for the Texas Region of Colonial Bank. From 1987 to 1989, Mr. Sughrue was an associate at Merrill Lynch Capital Markets and from 1983 to 1985 he was a Real Estate Lending Officer at Chemical Bank. Mr. Sughrue received a Bachelor of Arts in Economics from Harvard College in 1982 and a Masters of Business Administration from the Amos Tuck School of Business at Dartmouth College in 1988. Mr. Sughrue's significant business experience and community involvement qualifies him to serve on our board.

        Ray W. Washburne.    Ray W. Washburn has served on our board since 2009. Mr. Washburne is currently the owner and serves as Chairman and Chief Executive Officer of Charter Holdings, a Dallas based private investment company. In addition, Mr. Washburne is the co-owner of M Crowd Restaurant Group, which owns the Mi Cocina and Taco Diner restaurant chains, which he co-founded in 1991. Since 2009 he has also served as the managing partner of the Highland Park Village, a premier retail destination in Dallas. Additionally, Mr. Washburne currently serves as the Finance Chairman of the Republican National Committee. Mr. Washburne received his Bachelor of Arts from Southern Methodist University in 1984. Mr. Washburne's leadership skills and business experience qualify him to serve on our board.

Agreements Pursuant to which Certain Directors were Selected and Nominated

        As of February 17, 2015, based on the information reported on a Schedule 13G filed with the SEC, SunTx Veritex Holdings, L.P. ("SunTx") owned 16.6% of our outstanding common stock. Pursuant to an agreement between SunTx and us, SunTx is entitled to nominate one representative to serve on our board of directors and the board of directors of the Bank for so long as SunTx holds at least 4.9% of our outstanding common stock. See "Certain Relationships and Related Person Transactions—Agreements with SunTX Veritex Holdings, L.P." for further discussion of this agreement.

Shareholder Approval

        The affirmative vote of a plurality of the votes cast at the annual meeting is required for the election of each of the nominees for director.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE FOR ELECTION TO THE BOARD OF DIRECTORS.

BOARD AND COMMITTEE MATTERS

Board Meetings

        Our board met 15 times during the 2014 fiscal year (including regularly scheduled and special meetings). During fiscal year 2014, each director participated in at least 75% or more of the aggregate of (i) the total number of meetings of the board (held during the period for which he was a director) and (ii) the total number of meetings of all committees of the board on which he served (during the period that he served). It is our recommendation that each director standing for election at the annual meeting attend the annual meeting in person. We anticipate all of our nominees for election, with the exception of one, will attend the upcoming annual meeting.

Director Independence

        Under the rules of the Nasdaq Stock Market, independent directors must comprise a majority of the Company's board within a specified period of time of our initial public offering. The rules of the Nasdaq Stock Market, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.

        Our board has evaluated the independence of each director based upon these rules. Applying these standards, our board has affirmatively determined that, with the exception of Messrs. Holland and Murphy, each of our current directors qualifies as an independent director under applicable rules. In making these determinations, our board considered the current and prior relationships that each director has with the Company and all other facts and circumstances our board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each director, and the transactions described under the heading "Certain Relationships and Related Person Transactions" in this proxy statement.

Board Leadership Structure

        C. Malcom Holland, III currently serves as our Chairman of the Board and Chief Executive Officer. Mr. Holland's primary duties are to lead our board in establishing our overall vision and strategic plan and to lead our management in carrying out that plan.

        Our board of directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board, as the board believes that it is in the best interests of our organization to make that determination from time to time based on the position and direction of our organization and the membership of the board. The board has determined that having our Chief Executive Officer serve as Chairman of the Board is in the best interests of our shareholders at this time. This structure makes best use of the Chief Executive Officer's extensive knowledge of our organization and the banking industry. The board views this arrangement as also providing an efficient nexus between our organization and the board, enabling the board to obtain information pertaining to operational matters expeditiously and enabling our Chairman to bring areas of concern before the board in a timely manner. The board does not have a lead independent director.

Risk Management and Oversight

        Our board is responsible for oversight of management and the business and affairs of the Company, including those relating to management of risk. Our full board determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. In particular, the Audit Committee assists the board of directors in monitoring the effectiveness of the Company's identification and management of risk, including financial other business risks. The Compensation Committee is responsible for overseeing the management of risks relating to our executive and employee compensation plans and arrangements, and periodically reviews these arrangements to evaluate whether incentive or other forms of compensation encourage unnecessary or excessive risk taking by the Company. Our Nominating and Corporate Governance Committee monitors the risks associated with the independence of our board of directors. Management regularly reports on applicable risks to the relevant committee or the full board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our board and its committees.

Board Committees

        Our board has established standing committees at the Company level in connection with the discharge of its responsibilities. These committees include an audit committee, a compensation committee and a corporate governance and nominating committee.

        In the future, the our board may establish such additional committees as it deems appropriate, in accordance with applicable law and regulations and our certificate of formation and Bylaws.

Audit Committee

        The members of our Audit Committee are Pat S. Bolin, Blake Bozman, Michael Kowalski and John Sughrue, with Michael Kowalski serving as chair of the Audit Committee. Our board has evaluated the independence of each of the members of the Audit Committee and has affirmatively determined that (i) each of the members meets the definition of an "independent director" under applicable Nasdaq Stock Market rules, (ii) each of the members satisfies the additional independence standards under applicable SEC rules for audit committee service and (iii) each of the members has the ability to read and understand fundamental financial statements. In addition, the board has determined that Mr. Kowalski has the requisite financial sophistication due to his experience and background and thus qualifies an "audit committee financial expert" as defined by the SEC and as required by Nasdaq Stock Market rules. The Audit Committee met 6 times in 2014.

        The Audit Committee has responsibility for, among other things:

  •
  selecting and hiring our independent auditors, pre-approving and overseeing the audit and non-audit services to be performed by the independent auditors;

  •
  reviewing the qualifications, performance and independence of our independent auditors and approving, in advance, all engagements and fee arrangements;

  •
  overseeing the annual audit and quarterly reviews of the Company's financial statements;

  •
  reviewing actions by management on recommendations of the independent auditors and internal auditors;

  •
  meeting with management, the internal auditors and the independent auditors to review the adequacy and effectiveness of our system of internal control over financial reporting and internal audit procedures;

  •
  preparing the annual audit committee report and reviewing our earnings releases and reports filed with the SEC;

  •
  reviewing and approving any related person transactions in accordance with the Related Person Transactions Policy; and

  •
  handling such other matters that are specifically delegated to the Audit Committee by the board of directors from time to time.

        Our Audit Committee has adopted a written charter, which sets forth the committee's duties and responsibilities. The Audit Committee charter is available on our website at www.veritexbank.com under Investor Relations/Corporate Governance.

Independent Auditors

        The Audit Committee has appointed Grant Thornton LLP as our independent auditors to audit the consolidated financial statements of the Company for the 2015 fiscal year. Grant Thornton LLP served as our independent auditors for the 2014 fiscal year and reported on the Company's consolidated financial statements for that year.

        Representatives of Grant Thornton LLP are expected to be in attendance at the annual meeting and will be afforded the opportunity to make a statement. The representatives will also be available to respond to questions.

Fees Paid to Independent Registered Public Accounting Firm

        The Audit Committee has reviewed the following audit and non-audit fees that the Company has paid to Grant Thornton LLP for 2013 and 2014 for purposes of considering whether such fees are compatible with maintaining the auditor's independence, and concluded that such fees did not impair Grant Thornton's independence. The policy of the Audit Committee is to pre-approve all audit and non-audit services performed by Grant Thornton LLP before the services are performed, including all of the services described under "—Audit Fees," "—Audit Related Fees," "—Tax Fees" and "—All Other Fees" below. The Audit Committee has pre-approved all of the services provided by Grant Thornton LLP in accordance with the policies and procedures described below. Fees paid to JonesBaggett LLP, our independent auditors for periods prior to the 2013 fiscal year have also been included below. JonesBaggett LLP merged with Whitley Penn LLP as of November 1, 2014.

        Audit Fees.    Aggregate fees billed for service rendered by Grant Thornton LLP for the reviews of the our quarterly reports filed on Form 10-Q (for such periods where we filed such quarterly reports), the audit of the consolidated financial statements of the Company and services provided for the preparation of financial statements in accordance with PCAOB standards, other SEC filings were $65,928 and $450,779 for 2013 and 2014, respectively. Aggregate fees billed for services rendered by JonesBaggett LLP for the original audit of financial statements as a privately held entity and re-audit of services provided for the preparation of 2011 and 2012 financial statements in accordance with PCAOB standards, and other SEC filings were $48,073 and $122,126 for 2013 and 2014, respectively.

        Tax Fees.    Aggregate fees billed for permissible tax services rendered by JonesBaggett LLP consisted of $9,350 and $11,650 for 2013 and 2014, respectively. These amounts included preparation of state and federal tax returns and preparation of quarterly federal tax filings.

        All Other Fees.    Aggregate fees billed for all other services rendered by JonesBaggett LLP were $2,121 and $12,620 for 2013 and 2014, respectively. Other fees included the SBLF certification, and advisory services related to the accounting treatment of warrants and debt financing and other strategic matters.

Audit Committee Pre-Approval Policy

        The Audit Committee has established a policy and related procedures regarding the pre-approval of all audit, audit-related and non-audit services to be performed by the Company's independent auditors. The Audit Committee will approve the engagement of auditors for a term of twelve (12) months, unless the Audit Committee considers a different period and specifically states otherwise. The Audit Committee annually reviews and pre-approves the services, and the associated cost levels or budgeted amounts that may be provided by its independent auditor without obtaining specific pre-approval from the Audit Committee.

        The Audit Committee may delegate pre-approval authority to one or more of its members. All requests or applications for services to be provided by the independent auditor that do not require specific approval by the Audit Committee will be submitted to the Audit Committee Chairman in order to determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee.

Report of the Audit Committee

        The Audit Committee oversees the Company's financial reporting process on behalf of the board. Management has the primary responsibility for preparing the Company's financial statements and the reporting process, including developing, maintaining and evaluating the Company's internal control over financial reporting in accordance with generally accepted accounting principles, or GAAP. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the Company's audited financial statements for the fiscal year ended December 31, 2014, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

        The Audit Committee discussed with Grant Thornton LLP their audit of the Company's 2014 financial statements, including the Company's internal control over financial reporting. During 2014, the Audit Committee met with Grant Thornton LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting. In addition, the Audit Committee discussed with Grant Thornton LLP the matters required to be discussed pursuant to auditing standards adopted by the Public Company Accounting Oversight Board, or PCAOB, and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee also discussed with Grant Thornton LLP the auditors' independence from management and the Company, including the matters in the written disclosures and the letter from Grant Thornton LLP required by the PCAOB, considered the compatibility of non-audit services with the auditors' independence and concluded that the auditor's independence had been maintained.

        Based on its review and discussions noted above, the Audit Committee recommended to the Company's board that the audited financial statements be included in the annual report to shareholders on Form 10-K for the fiscal year ended December 31, 2014.

Respectfully submitted,
AUDIT COMMITTEE of the Board of Directors
Michael Kowalski, Audit Committee Chairman Pat S. Bolin, Audit Committee Member Blake Bozman, Audit Committee Member John Sughrue, Audit Committee Member

 PROPOSAL 2. RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Pursuant to the recommendation of the Audit Committee, the board has appointed Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2015. The board is seeking ratification of the appointment of Grant Thornton LLP for the 2015 fiscal year. Shareholder ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm for the 2015 fiscal year is not required by our Bylaws, state law or otherwise. However, the board is submitting the selection of Grant Thornton LLP to our shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the selection, the Audit Committee will consider this information when determining whether to retain Grant Thornton LLP for future services.

        The ratification of such appointment will require the affirmative vote of the holders of a majority of the votes cast at the annual meeting.

THE BOARD RECOMMENDS A VOTE "FOR" THE PROPOSAL TO
RATIFY THE APPOINTMENT OF GRANT THORNTON LLP
AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR FISCAL 2015

Compensation Committee

        The members of our Compensation Committee are Pat S. Bolin, Blake Bozman and Mark Griege, with Mark Griege serving as chair of the Compensation Committee. Our board of directors has evaluated the independence of each of the members of the Compensation Committee and has affirmatively determined that each meets the definition of an "independent director" under the applicable rules and regulations of the SEC and Nasdaq Stock Market. The Compensation Committee met three times in 2014.

        The Compensation Committee has responsibility for, among other things:

  •
  reviewing, monitoring and approving our overall compensation structure, policies and programs (including benefit plans) and assessing whether the compensation structure establishes appropriate incentives for our executive officers and other employees and meets our corporate objectives;

  •
  evaluating annually the performance of the CEO and the other executive officers;

  •
  determining the annual compensation of the CEO and the other executive officers;

  •
  overseeing the administration of our equity plans and other incentive compensation plans and programs and preparing recommendations and periodic reports to the board relating to these matters;

  •
  evaluating annually the appropriate level of compensation for board and board committee service;

  •
  preparing the Compensation Committee report required by SEC rules to be included in our annual report; and

  •
  handling such other matters that are specifically delegated to the Compensation Committee by the board of directors from time to time.

        Our Compensation Committee has adopted a written charter, which sets forth the committee's duties and responsibilities. The Compensation Committee charter is available on our website at www.veritexbank.com.

Compensation Committee Interlocks and Insider Participation

        William C. Murphy, our Vice Chairman and an executive officer, serves on the board of directors of Eagle Oil & Gas Co., a private independent oil and gas company based in Dallas, Texas. Pat Bolin, who is a director and member of our Compensation Committee, serves as the Executive Chairman of Eagle Oil & Gas Co.

Corporate Governance and Nominating Committee

        The members of our Corporate Governance and Nominating Committee are Michael D. Ilagan, Michael Kowalski, John Sughrue and Ray Washburne, with John Sughrue serving as chair of the Corporate Governance and Nominating Committee. The board has evaluated the independence of each of the members of the Corporate Governance and Nominating Committee and has affirmatively determined that each of the members meets the definition of an "independent director" under the applicable rules and regulations of the SEC and the Nasdaq Stock Market.

        The Corporate Governance and Nominating Committee has responsibility for, among other things:

  •
  recommending persons to be selected by our board as nominees for election as directors and to fill any vacancies on ourboard;

  •
  recommending board members for committee membership;

  •
  developing, reviewing and monitoring compliance with our Corporate Governance Guidelines;

  •
  establishing and exercising oversight of the evaluation of the board and management;

  •
  handling such other matters that are specifically delegated to the Corporate Governance and Nominating Committee by the board of directors from time to time.

        Our Corporate Governance and Nominating Committee has adopted a written charter, which sets forth the committee's duties and responsibilities. The Corporate Governance and Nominating Committee charter is available on our website at www.veritexbank.com.

        The Corporate Governance and Nominating Committee evaluates potential nominees for our board of directors to determine if they have any conflicts of interest that may interfere with their ability to serve as effective board members and makes a recommendation to the full board in order for the board to determine each director's independence in accordance with Nasdaq Stock Market rules. Although we do not have a separate diversity policy, the committee considers the diversity of the directors and nominees in terms of knowledge, experience, skills, expertise and other demographics that may contribute to the overall diversity of our board.

        Our Corporate Governance and Nominating Committee will consider shareholder recommendations for nominees, provided that the nomination includes a complete description of the nominee's qualifications, experience and background, together with a statement signed by each nominee in which he or she consents to serve as a board member if elected. Such nominations should be addressed to the Chairman of the Corporate Governance and Nominating Committee of Veritex Holdings, Inc., 8214 Westchester Drive, Suite 400, Dallas, Texas 75225.

Code of Business Conduct and Ethics

        We have a Code of Business Conduct and Ethics in place that applies to all of our directors, officers and employees. The Code of Business Conduct and Ethics sets forth specific standards of conduct and ethics that we expect all of our directors, officers and employees to follow, including our principal executive officer, principal financial officer, principal accounting officer or controller. The Code of Business Conduct and Ethics is available on our website at www.veritexbank.com. Any amendments to the Code of Business Conduct and Ethics, or any waivers of requirements thereof, will be disclosed on our website within four days of such amendment or waiver.

Corporate Governance Guidelines

        We have adopted Corporate Governance Guidelines to assist the board of directors in the exercise of its fiduciary duties and responsibilities and to serve the best interests of the Company and our stockholders. The Corporate Governance Guidelines are available on our website at www.veritexbank.com under "Investor Relations/Corporate Governance.

Hedging and Pledging Policy

        We have adopted a policy on insider trading which prohibits trading in publicly traded options, short sales, margin accounts and pledging, hedging transactions, and other short-term trading strategies.

CURRENT EXECUTIVE OFFICERS

        The following table sets forth the name, age and position with the Company of each of our executive officers. The business address for all of these individuals is 8214 Westchester Drive, Suite 400, Dallas, Texas 75225.

Name	Age	Position with the Company
C. Malcom Holland, III	55	Chairman of the Board and Chief Executive Officer
William C. Murphy	65	Vice Chairman
Noreen E. Skelly	50	Chief Financial Officer
LaVonda Renfro	54	Executive Vice President and Chief Retail Officer
Angela Harper	46	Executive Vice President and Credit Risk Officer
Jeff Kesler	37	Chief Lending Executive

        The following is a brief discussion of the business and banking background and experience of our executive officers. All of our [executive] officers are appointed annually by the board and serve at the discretion of the board.

        C. Malcolm Holland, III.    Refer to "Proposal 1. Election of Directors—Nominees for Election" above.

        William C. Murphy.    Refer to "Proposal 1. Election of Directors—Nominees for Election" above.

        Noreen E. Skelly.    Noreen E. Skelly has served as our Executive Vice President and the Chief Financial Officer of our Company and the Bank since June 2012. Ms. Skelly is responsible for the Finance, Accounting, Treasury, and Information Technology functions of the Bank. From 2009 to March 2012, Ms. Skelly was the Chief Financial Officer of Highlands Bancshares, Inc., and from 2007 to 2009, she served as Senior Vice President and Retail Bank Division Finance Officer of Comerica Bank. From 1996 to 2007, Ms. Skelly served in various capacities for ABN AMRO/LaSalle Bank eventually serving as Senior Vice President and Chief Financial Officer of the Retail Line of Business. Ms. Skelly began her professional career at the Federal Reserve Bank of Chicago in 1987 and was promoted in 1996 to serve as an accounting policy analyst for the Board of Governors of the Federal Reserve System in Washington D.C. Ms. Skelly received a Bachelor of Business Administration in finance from the University of Texas at Austin in 1987 and a Masters of Business Administration from the University of Chicago Booth School of Business in 1993.

        LaVonda Renfro.    LaVonda Renfro has served as our Executive Vice President and Chief Retail Officer of the Bank since 2010. Ms. Renfro is responsible for the overall administration and coordination of the activities of the Bank's branches, including operations, sales and marketing, deposit operations, merchant services, private banking, business banking and treasury management. From 2005 to 2010, Ms. Renfro served as the Retail Executive of Colonial Bank/BB&T. From 1994 to 2005, Ms. Renfro was Senior Vice President, District Manager for Bank of America's Austin and San Antonio Markets.

        Angela Harper.    Angela Harper has served as our Executive Vice President and Credit Risk Officer of the Bank since 2009. Ms. Harper oversees the credit underwriting, loan operations, compliance and Bank Secrecy Act departments. From 2002 to 2009, Ms. Harper served in various capacities at Colonial Bank including Senior Vice President, Chief Credit Administration and Risk Management Officer for the Texas region. Ms. Harper began her career in banking as an OCC Bank Examiner from 1991 to 1995 working in the Dallas Duty Station. Ms. Harper received a Bachelor of Business Administration in Finance in 1989 and a Masters of Business Administration from Texas Tech University in 1990 and is a Certified Regulatory Compliance Manager (CRCM).

        Jeff Kesler.    Jeff Kesler has served as our Executive Vice President and the Chief Lending Executive of the Bank since May 2014. Mr. Kesler is responsible for credit quality and profitability of the lending function. From May 2013 to May 2014, Mr. Kesler served as the Director of Loan Originations for United Development, a real estate investment trust. From 2009 to 2013, Mr. Kesler served as a Market President of Veritex Community Bank's North Dallas region. Mr. Kesler began his career in 2000 at Colonial Bank where he served in various capacities, eventually becoming an area president for the Dallas and Austin markets. Mr. Kesler received a Bachelor of Business Administration from Fort Hays State University in 2000.

 EXECUTIVE COMPENSATION AND OTHER MATTERS

        We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, reduced disclosure obligations regarding executive compensation in our proxy statements, including the requirement to include a specific form of Compensation Discussion and Analysis, as well as exemptions from the requirement to hold a non-binding advisory vote on executive compensation and the requirement to obtain shareholder approval of any golden parachute payments not previously approved. We have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

        Our "named executive officers" for 2014, which consist of our principal executive officer and the two other most highly compensated executive officers, are:

  •
  C. Malcolm Holland, III, our Chairman of the Board and Chief Executive Officer;

  •
  William C. Murphy, our Vice Chairman of the Board; and

  •
  Noreen E. Skelly, our Chief Financial Officer.

Summary Compensation Table

        The following table sets forth information regarding the compensation paid to each of our named executive officers for the fiscal years ended December 31, 2014 and 2013. Except as set forth in the notes to the table, all cash compensation for each of our named executive officers was paid by the Bank, where each of the following serves in the same capacity.

Name and Position	Year	Salary(1)	Bonus(2)	Stock Award(3)	Option Awards(4)	Non-equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation(5)	Total
C. Malcolm Holland, III,	2014	$290,000	$90,000	$390,390	—	—	—	$30,049	$800,439
Chairman of the Board and Chief Executive Officer	2013	260,000	91,000	—	—	—	—	29,043	380,043
William C. Murphy, Vice	2014	218,749	75,000	84,118	28,494	—	—	26,500	432,861
Chairman of the Board	2013	200,000	70,000	—	—	—	—	25,514	295,514
Noreen E. Skelly, Chief Financial	2014	200,000	85,000	45,929	—	—	—	307	331,236
Officer	2013	200,000	60,000	—	—	—	—	307	260,307

(1)
The amounts shown in this column represent salaries earned and paid during the fiscal year shown.

(2)
The amounts of bonuses for each year shown were cash bonuses earned for that year, but that were paid in the following fiscal year.

(3)
The restricted stock units were valued at the market price of our stock as of the date of the grant. 100% of the stock award value for Mr. Holland and Ms. Skelly and approximately 87% of the stock award value for Mr. Murphy was a result of restricted stock units received in exchange for cancellation of performance-based options. See "—Cancellation of Performance-based Options" below for information regarding the restricted stock units granted on October 9, 2014. In addition, see footnote (3) to the table captioned "Outstanding Equity Awards at Fiscal Year End" for information regarding the specific exchange for each named executive officer.

(4)
The option awards were valued on the grant date using the Black-Scholes option-pricing model.

(5)
The amounts shown in this column for the fiscal years ended December 31, 2014 and 2013 include (i) club dues of $27,242 and $26,236, respectively, for Mr. Holland and $26,193 and $25,207, respectively, for Mr. Murphy, (ii) for each year, $307 in premiums for bank owned life insurance policies with a death benefit of $100,000 payable to the designated beneficiary of the named executive officer and (iii) for each year, $2,500 in premiums for a life insurance policy we maintain that provides a death benefit payable to Mr. Holland's spouse.

Narrative Discussion of Summary Compensation Table

        General.    We compensate our named executive officers through a mix of base salary, cash incentive bonuses, long-term incentive compensation and other benefits, which include, to a certain perquisites. We established our existing executive compensation philosophy and practices to fit our historical status as a privately held corporation. We believe the current mix and value of these compensation elements provide our named executive officers with total annual compensation that is both reasonable and competitive within our markets, appropriately reflects our performance and the executive's particular contributions to that performance, and takes into account applicable regulatory guidelines and requirements.

        Base Salary.    The base salaries of our named executive officers have been historically reviewed and set annually by the board or compensation committee as part of the Company's performance review process as well as upon the promotion of an executive officer to a new position or other change in job responsibility. In establishing base salaries for our named executive officers, the Compensation Committee has relied on external market data obtained from outside sources, including the Independent Bankers Association of Texas and other banking industry trade groups. In addition to considering the information obtained from such sources, the compensation committee has considered:

  •
  each named executive officer's scope of responsibility;

  •
  each named executive officer's years of experience;

  •
  the types and amount of the elements of compensation to be paid to each named executive officer;

  •
  our overall financial performance and performance with respect to other aspects of our operations, such as our growth, asset quality, profitability and other matters, including the status of our relationship with the banking regulatory agencies; and

  •
  each named executive officer's individual performance and contributions to our company-wide performance, including leadership, team work and community service.

        Cash Bonuses.    We typically pay an annual cash incentive award to our named executive officers. Annual incentive awards are intended to recognize and reward those named executive officers who contribute meaningfully to our performance for the year. The Compensation Committee, within its sole discretion, determines whether such bonuses will be paid for any year and the amount of any bonus paid. Although, historically the Compensation Committee has not relied on any pre-established formula or specific performance measures to determine the amount of the bonuses paid, it does review external market data from outside sources in setting the amount of such bonuses. Additionally, in determining whether to pay cash bonuses to a named executive officer for a given year and the amount of any cash bonus to be paid, the Compensation Committee considers factors which include:

  •
  the personal performance of the executive officer and contributions to the Company's performance for the year, including leadership, team work and community service; and

  •
  our financial performance, including our growth, asset quality and profitability.

        Benefits and Perquisites.    Our named executive officers are eligible to participate in the same benefit plans designed for all of our full-time employees, including health, dental, vision, disability and basic group life insurance coverage. We also provide our employees, including our named executive officers, with a 401(k) plan to assist participants in planning for retirement and securing appropriate levels of income during retirement.

        Insurance Premiums.    We invest in bank owned life insurance due to its attractive nontaxable return and protection against the loss of its key employees. Amounts included in the Summary Compensation Table represent premiums paid by us on behalf of the named executive officer.

Employment Agreements with Named Executive Officers

        Mr. Holland does not have a formal employment agreement. We and the Bank have entered into an executive employment agreement with Mr. Murphy, and the Bank has entered into a change of control agreement with Ms. Skelly.

        Mr. Murphy's employment agreement provides that Mr. Murphy will serve as vice chairman of both our board and the board of directors of the Bank, for a term commencing on March 23, 2011 and ending on March 31, 2015. Under the employment agreement, Mr. Murphy is entitled to an annual base salary of $185,000 with merit increases, bonus and other incentives, if any, in accordance with the Bank's salary administration program based upon performance, as well as to certain other employment related benefits. Upon an involuntary termination of Mr. Murphy's employment by the board of directors without "good cause," as defined in the employment agreement, Mr. Murphy would be entitled to receive all compensation and benefits due to him under the employment agreement as if his employment had not been terminated. The employment agreement also contains post-termination non-solicitation covenants for one year after the date of the termination of his employment, except upon his termination by the Bank without "good cause."

        The change of control agreement for Ms. Skelly provides that if a change of control occurs and the gross amount of the proceeds from Ms. Skelly's stock options and grants do not equal at least $200,000, then the Bank will supplement the deficiency such that the total gross amount received by Ms. Skelly as a result of the stock options, grants and change of control payment will be equal to $200,000.

Outstanding Equity Awards at Fiscal Year End

        The following table provides information regarding outstanding unvested stock awards held by the named executive officers as of December 31, 2014.

	Option Awards						Stock Awards
											Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
										Equity Incentive Plan Awards: Number of Earned Shares, Units or Other Rights that Have Not Vested
				Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options
									Market Value of Shares of Stock that Have Not Vested
	Number of Securities Underlying Unexercised Options						Number of Shares of Stock that Have Not Vested
					Option Exercise Price	Option Expiration Date
Name	Exercisable(7)	Unexercisable
C. Malcolm Holland, III	75,000	50,000	(5)		10.00	12/31/2020					$
							5,000	(1)	70,850
							1,000	(2)	14,170
							30,030	(3)	425,525
William C. Murphy	9,000	6,000	(8)		10.85	01/21/2024
							1,000	(9)	14,170
							5,636	(3)	79,862
Noreen E. Skelly	8,000	12,000	(6)		10.00	06/30/2022
							5,000	(4)	70,850
							3,533	(3)	50,063

(1)
Restrictions on restricted stock units lapse on January 1, 2015.

(2)
Restrictions on restricted stock units lapse on January 21, 2016.

(3)
Represents restricted stock units granted received in exchange for cancellation of performance based options on October 9, 2016. Specifically, Mr. Holland received 30,030 restricted stock units for cancellation of 170,000 performance-based options with a weighted average exercise price of $10.00; Mr. Murphy received 5,636 restricted stock units for cancellation of 35,000 performance-based options with a weighted average exercise price of $10.85; and Ms. Skelly received 3,533 restricted stock units for cancellation of 20,000 performance-based options with a weighted average exercise price of $10.00. Restrictions on restricted stock units lapse in equal installments over a five-year period beginning October 9, 2015. See "—Cancellation of Performance-based Options" below for information regarding the restricted stock units granted on October 9, 2014.

(4)
Restrictions on restricted stock units lapse on July 1, 2016.

(5)
Time-based options granted on January 1, 2011. Options to purchase 25,000 shares at an exercise price of $10.00 per share vested and became exercisable on January 1, 2015. As to the remaining 25,000 shares, options to purchase 25,000 will vest and become exercisable on each of January 1, 2016.

(6)
Time-based options granted on July 1, 2012. Options to purchase 4,000 shares at an exercise price of $10.00 per share vested and became exercisable on July 1, 2015. As to the remaining 8,000 shares, options to purchase 4,000 shares will vest and become exercisable on each of July 1, 2016 and 2017.

(7)
The time-based options shown in this column are fully vested and presently exercisable as of December 31, 2014.

(8)
On January 21, 2014, we issued Mr. Murphy time-based options to purchase 15,000 shares of our common stock at an exercise price of $10.85, of which 9,000 were vested and fully exercisable as of the grant date.

(9)
On January 21, 2014, we issued Mr. Murphy 1,000 restricted stock units, the restrictions on which will lapse on January 21, 2016.

2010 Equity Incentive Plan

        In 2010, we adopted the Veritex Holdings, Inc. 2010 Stock Option and Equity Incentive Plan, or the 2010 Equity Incentive Plan, to provide incentive compensation opportunities that are competitive with those of similar companies in order to attract, retain and motivate eligible participants by providing for both the direct award or sale of shares and for the grant of options to purchase shares of our common stock. The maximum number of shares of our common stock that may be issued pursuant to grants or options under the 2010 Equity Incentive Plan is 1,000,000. The board authorized the 2010 Equity Incentive Plan to provide for the award of up to 100,000 shares of direct stock awards in the form of restricted shares and up to 900,000 shares of stock options, of which 500,000 shares are performance-based stock options. During 2014, we awarded 28,500 restricted shares, 30,000 time-based stock options and 50,000 performance-based stock options. Following the completion of our initial public offering in October 2014, no further options or restricted shares have been or will be granted under the 2010 Equity Incentive Plan.

2014 Omnibus Incentive Plan

        In September 2014 our board adopted and our shareholders approved the 2014 Omnibus Plan. The purpose of the 2014 Omnibus Plan is to align the long-term financial interests of our employees, directors, consultants and other service providers with those of our shareholders, to attract and retain those employees, directors, consultants and other service providers by providing compensation opportunities that are competitive with other companies and to provide incentives to those individuals who contribute significantly to our long-term performance and growth. To accomplish these goals, the 2014 Omnibus Plan permits the issuance of stock options, share appreciation rights, restricted shares, restricted share units, deferred shares, unrestricted shares and cash-based awards. The maximum number of shares of our common stock that may be issued pursuant to grants or options under the 2014 Omnibus Plan is 1,000,000.

Awards to Named Executive Officers

        We have granted time-based options to each of our named executive officers. The time-based options held by Mr. Holland and Ms. Skelly vest annually in 20.0% increments on each of the first five anniversaries of the grant date. Forty percent of the time-based options held by Mr. Murphy vested on the grant date and the remaining time-based options vest in 20.0% increments beginning March 2014 and annually thereafter.

        We have also granted restricted stock units to each of our named executive officers. The restrictions on the restricted stock units held by Mr. Holland and Ms. Skelly lapse and the units are fully vested on the fourth anniversary of the grant date. The restrictions on the restricted stock units held by Mr. Murphy lapse and are fully vested on the third anniversary of the grant date.

        In addition to the terms described above, the stock grant and stock option agreements provide for the number of shares granted, the price per share, the initial vesting date, the vesting schedule, and the expiration date of the grant.

Cancellation of Performance-based Options

        On October 9, 2014, the Company cancelled outstanding performance-based options to purchase 467,500 shares of Company common stock with a weighted average exercise price of $10.13 per share under the Incentive Plan, and granted 81,480 restricted stock units to 29 employees and directors under the 2014 Omnibus Plan. The Company accounted for cancellation of the equity awards and replacement as a modification of the original awards. The 81,480 restricted stock units fully vest five years from the date of the grant with 20% vesting each year. The incremental compensation cost resulting from the modification amounts to approximately $1.1 million which will be recognized over the 5 year vesting period net of expected forfeitures.

        The restrictions on the new restricted stock units lapse as to 20% of the underlying shares of common stock on each anniversary of the grant date, beginning on the first anniversary of the grant date. Upon the lapse of restrictions, the participant will receive, without any payment to us (other than any required tax withholding amounts), (i) one share of common stock for each restricted stock unit, (ii) cash, in an amount equal to fair market value of the underlying shares of our common stock the participant could receive, or (iii) a combination of (i) and (ii), as determined by the compensation committee of the board.

        Upon death, disability or voluntary retirement from the Company at age 65, or later, any restricted stock units which have not been forfeited or with respect to which the restrictions have not lapsed, will immediately vest and the participant will be entitled to the underlying shares of our common stock, an equivalent amount of cash or a combination thereof as described above. If a participant's employment with the Company is terminated for any reason other than death, disability or retirement, any restricted stock units not previously forfeited or with respect to which the restrictions have not lapsed will be forfeited immediately upon termination. In the event of a change in control of the Company, as described in the 2014 Omnibus Plan, outstanding restricted stock units may, upon the determination of the Compensation Committee, be assumed, accelerated, cancelled or substituted for an equivalent right by the successor company or a parent or subsidiary thereof. The 2014 Omnibus Plan specifically provides that in the event the successor company does not assume or substitute the outstanding awards, any remaining restrictions shall automatically lapse and will represent an equivalent number of shares of our common stock.

Potential Payments upon Termination or Change in Control

        We have entered into a change of control agreement with Ms. Skelly, which provides that if a change of control occurs and the gross amount of the proceeds from Ms. Skelly's stock options and grants do not equal at least $200,000, then the Bank will supplement the deficiency such that the total gross amount received by Ms. Skelly as a result of the stock options, grants and change of control payment will be equal to $200,000.

        Other than the aforementioned arrangements and certain grants under our equity incentive plans which provide for accelerated vesting upon a change of control or the death, disability or termination of the grantee, we does not have any agreement with, or obligations to, any of our named executive officers or other executive officers to make any payments, accelerate any equity awards or provide any other consideration to any such officer in connection with any change in control of the Company or the Bank or such an officer's severance from employment with the Company or Veritex Bank.

Director Compensation

        We and the Bank pay our directors, other than those directors who are employed by us or the Bank, a stipend based on the directors' participation in board and committee meetings and the Bank currently pays its directors I the same manner. . In general, those directors who are not employed by us or the Bank receive $750 for each board meeting they attend and $300 for each committee or special board meeting they attend. Directors who are employed by us and/or the Bank do not receive remuneration for serving as a director of the Bank or us, but are compensated in their capacity as employees.

        The following table sets forth the compensation paid to each director who served on our board during 2014, other than Messrs. Holland and Murphy, whose compensation is described in the "Summary Compensation Table" above. The table also includes compensation earned by each director that is attributable to his service as a director of the Bank.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Pat S. Bolin(1)	$15,000	$20,001	$		$—	$—	$—	$35,001
Blake Bozman(2)	15,150	20,001			—	—	—	35,151
Mark Griege(3)	11,100	20,001			—	—	—	31,101
Michael D. Ilagan(4)	—	—			—	—	—	—
Michael Kowalski(5)(8)	12,600	19,494		4,567	—	—	—	36,661
John Sughrue(6)	13,950	20,001			—	—	—	33,951
Ray W. Washburne(7)	11,100	20,001			—	—	—	31,101

(1)
Represents 1,000 restricted stock units granted on December 16, 2014 and 442 restricted stock units granted on October 9, 2014. The restricted stock units were valued at the market price of our stock as of the date of the grant. See "—Cancellation of Performance-based Options" above for information regarding the restricted stock units granted on October 9, 2014.

(2)
Represents 1,000 restricted stock units granted on December 16, 2014 and 442 restricted stock units granted on October 9, 2014. The restricted stock units were valued at the market price of our stock as of the date of the grant. See "—Cancellation of Performance-based Options" above for information regarding the restricted stock units granted on October 9, 2014.

(3)
Represents 1,000 restricted stock units granted on December 16, 2014 and 442 restricted stock units granted on October 9, 2014. The restricted stock units were valued at the market price of our stock as of the date of the grant. See "—Cancellation of Performance-based Options" above for information regarding the restricted stock units granted on October 9, 2014.

(4)
In lieu of paying board fees to Mr. Ilagan, at his firm's request we donated his board fees to which he would otherwise be entitled to receive to a charity of their choice. In 2014 such donation was $10,000.

(5)
Represents 1,000 restricted stock units granted on December 16, 2014 and 403 restricted stock units granted on October 9, 2014. The restricted stock units were valued at the market price of our stock as of the date of the grant. The restricted stock units were valued at the market price of our stock as of the date of the grant. See "—Cancellation of Performance-based Options" above for information regarding the restricted stock units granted on October 9, 2014.

(6)
Represents 1,000 restricted stock units granted on December 16, 2014 and 442 restricted stock units granted on October 9, 2014. The restricted stock units were valued at the market price of our stock as of the date of the grant. See "—Cancellation of Performance-based Options" above for information regarding the restricted stock units granted on October 9, 2014.

(7)
Represents 1,000 restricted stock units granted on December 16, 2014 and 442 restricted stock units granted on October 9, 2014. The restricted stock units were valued at the market price of our stock as of the date of the grant. See "—Cancellation of Performance-based Options" above for information regarding the restricted stock units granted on October 9, 2014.

(8)
Represents 2,500 time vest stock options granted on February 21, 2014. The fair value of each option award is estimated on the grant date using the Black-Scholes option-pricing model.

        All non-employee directors have been and will continue to be reimbursed for their reasonable out-of-pocket travel expenses incurred in attending meetings of our board or any committees thereof. Directors are also entitled to the protection provided by the indemnification provisions in our certificate of formation and Bylaws, as well as the articles of association and bylaws of the Bank.

Compensation Policies and Practices and Risk Management

        We do not believe any risks arise from our compensation policies and practices for our executive officers and other employees that are reasonably likely to have a material adverse effect on our operations, results of operations or financial condition.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

General

        Some of our officers, directors and principal shareholders and their affiliates are customers of the Bank. Such officers, directors and principal shareholders and their affiliates have had transactions in the ordinary course of business with the Bank, including borrowings, all of which were effected on substantially the same terms and conditions, including interest rate and collateral, as those prevailing from time to time for comparable transactions with unaffiliated persons and did not involve more than the normal risk of collectability or other unfavorable features. We expects to continue to have such transactions on similar terms and conditions with such officers, directors and shareholders and their affiliates in the future.

        In addition to the above-described relationships and the director and executive officer compensation arrangements discussed above under "Executive Compensation and Other Matters," the following is a description of transactions since January 1, 2014, including currently proposed transactions to which we have been or will be a party in which the amount involved exceeded or will exceed $120,000, and in which any of our directors (including nominees), executive officers or beneficial holders of more than 5.0% of the our capital stock, or their immediate family members or entities affiliated with them, had or will have a direct or indirect material interest. We believes the terms and conditions set forth in such agreements are reasonable and customary for transactions of this type.

Private Placements of Common Stock

        The following table summarizes the purchases of our common stock in private placement transactions since January 1, 2014 by certain of our directors, executive officers and beneficial holders of more than 5.0% of our capital stock and their respective affiliates:

Stockholder	Issue Date	Shares		Total Purchase Price
C. Malcolm Holland, III (Chairman and Chief Executive Officer)	February 1, 2014	13,825		150,001
William C. Murphy (Vice Chairman and 5% holder)	February 1, 2014	32,259	(1)	350,010
Ray W. Washburne (director)	February 1, 2014	12,443	(2)	135,007
SunTx Veritex Holdings, L.P. (5% holder)	January 21, 2014	17,274		172,240
	February 1, 2014	123,124		1,335,895

(1)
Shares purchased by William C. Murphy Pension & Profit Sharing Plan & Trust.

(2)
Includes (i) 6,913 shares in Mr. Washburne's name (ii) 5,530 shares held by Incline Trust, of which Mr. Washburne is the Trustee

Agreements with SunTx Veritex Holdings, L.P.

        As noted above, pursuant to an agreement between SunTx and us, SunTx is entitled to nominate one representative to serve on our board and the board of directors of the Bank for so long as SunTx holds at least 4.9% of our issued and outstanding common stock. We must use our reasonable best efforts to have the SunTx representative elected to our board. The director representative of SunTx is entitled to the same compensation, indemnification and reimbursement rights as the other members of the our board of directors. In addition, SunTx also has the right to appoint a non-voting observer to attend our board meetings and those of the Bank. We also granted SunTx information and access rights with respect to our business. Michael D. Ilagan currently serves as the SunTx representative on our board of directors and the board of directors of the Bank. In connection with the investment, we also made certain representations and warranties and covenants and agreed to provide indemnification rights to SunTx in connection with such representations and warranties.

Registration Rights Agreement

        In connection with our initial public offering, we entered into a registration rights agreement with SunTx and WCM Parkway, Ltd. Under this agreement, beginning on April 17, 2015, each of these holders may require us to file a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), to register the sale of shares of our common stock, subject to certain limitations. These holders may each request a total of two such registrations and only one (1) during any six-month period. These holders also have the right to cause us to register their shares of our common stock on Form S-3, when it becomes available to us. In addition, if we propose to register securities under the Securities Act, then the holders who are party to the agreement will have "piggy-back" rights to request that we register their shares of our common stock, subject to certain limitations including quantity limitations determined by underwriters if the offering involves an underwriting. There is no limit to the number of these "piggy-back" registrations in which these holders may request their shares be included. We will bear the registration expenses incurred in connection with these registrations, other than underwriting discounts and commissions, except that the holders will bear the registration expenses incurred in connection with registrations requested and filed prior to the first anniversary of the date of our initial public offering. We have agreed to indemnify these holders against certain liabilities, including liabilities under the Securities Act, in connection with any registration effected under the agreement.

Review and Approval of Transactions with Related Persons

        Transactions by us with related parties are subject to regulatory requirements and restrictions. These requirements and restrictions include Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve's Regulation O (which governs certain loans by the Bank to its executive officers, directors, and principal shareholders).

        In addition, we have adopted a Related Person Transactions Policy which provides that any related person transaction is generally prohibited unless the Audit Committee determines that such transaction is fair to the Company and, if necessary, the Company has developed an appropriate plan to manage any conflicts of interest. Our Related Person Transactions Policy is posted on our website at www.veritex.com under Investor Relations/Corporate Governance.

 BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK BY MANAGEMENT AND
PRINCIPAL SHAREHOLDERS OF THE COMPANY

        The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of March 18, 2015, by (1) directors and named executive officers of the Company, (2) each person who is known by the Company to own beneficially 5% or more of the Company's common stock and (3) all directors and executive officers as a group. Unless otherwise indicated, based on information furnished by such shareholders, management of the Company believes that each person has sole voting and dispositive power over the shares indicated as owned by such person.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage Beneficially Owned(3)
Directors and Named Executive Officers:
C. Malcolm Holland, III(4)	175,885	1.8%
William C. Murphy(5)	579,554	6.1
Noreen E. Skelly(6)	8,000	*
Pat S. Bolin(7)	66,191	*
Blake Bozman(8)	112,218	1.2
Mark Griege(9)	38,000	*
Michael D. Ilagan	—	*
Michael Kowalski(15)	19,500	*
John Sughrue(10)	34,920	*
Ray W. Washburne(11)	150,443	1.6
All Directors and Executive Officers as a Group (13 persons)	1,246,753	13.1
Principal Shareholders:
5% Security Holders:
SunTx Veritex Holdings, L.P.(12)	1,572,370	16.6
Basswood Management, L.L.C.(13)	618,929	6.5
William C. Murphy(14)	579,554	6.1

*
Indicates ownership that does not exceed 1%.

(1)
The addresses of the persons or entities shown in the foregoing table who are beneficial owners of more than 5% of the common stock are provided in footnotes(5), (12), (13) and (14), respectively.

(2)
Beneficial ownership does not include certain officers' restricted shares rights granted pursuant to our 2010 Equity Incentive plan and 2014 Omnibus plan which have not vested.

(3)
Ownership percentages reflect the ownership percentage assuming that such person, but no other person, exercises all warrants to acquire shares of our common stock held by such person that are currently exercisable. The ownership percentage of all executive officers and directors, as a group, assumes that all 13 persons, but no other persons, exercise all options and warrants to acquire shares of our common stock held by such persons that are currently exercisable or exercisable within 60 days.

(4)
Includes: (i) 65,885 shares owned jointly by Mr. Holland and his spouse, (ii) 10,000 shares held by Pershing LLC IRA for his benefit and (iii) stock options to purchase 100,000 shares of our common stock.

(5)
Includes: (i) 65,000 shares held by William C. Murphy Pension & Profit Sharing Plan & Trust, (ii) 39,951 shares held by William C. Murphy, a sole proprietor, 401(k) Plan, (iii) stock options to purchase 9,000 shares, and (iv) 462,603 shares held by WCM Parkway, Ltd., over which

  Mr. Murphy has sole voting control. The principal address of WCM Parkway, Ltd. is 3836 Caruth Boulevard, Dallas, Texas 75225.

(6)
Includes options to purchase 8,000 shares of our common stock.

(7)
Includes: (i) 1,000 shares held in Mr. Bolin's name (ii) 18,249shares held by the DHB Family Partnership, LP, which is controlled by Mr. Bolin; (iii) 18,250 shares held by the PBS Family Trust II, of which Mr. Bolin is the trustee; (iv) 7,079 shares held by Anasazi Capital, LP, which is controlled by Mr. Bolin; (v) 10,113 shares held by Bolin Investments, LP, which is controlled by Mr. Bolin (vi) options to purchase 1,500 shares, and (v) warrant to purchase 10,000 shares of common stock presently exercisable, issued to Red Star Yield Holdings, Inc. a wholly owned subsidiary of Eagle Oil & Gas, which is controlled by Mr. Bolin.

(8)
Includes: (i) 82,913 shares held in Mr. Bozman's name, (ii) 27,305 shares held by Bozman DFS Partnership, and (iii) options to purchase 2,000 shares of our common stock.

(9)
Includes: (i) 36,000 shares held jointly by Mr. Griege and his spouse and (ii) options to purchase 2,000 shares of our common stock.

(10)
Includes: (i) 32,920 shares held individually by Mr. Sughrue and (ii) options to purchase 2,000 shares of our common stock.

(11)
[Includes:(i) 82,913 shares in Mr. Washburne's name (ii) 5,530 shares held by the Incline Trust, of which Mr. Washburne is the Trustee, (iii) 60,000 shares held by Huron Holdings, Inc., Profit Sharing Plan, over which Mr. Washburne has sole voting control, and (iii) options to purchase 2,000 shares.

(12)
Based on a Schedule 13G filed with the SEC on February 17, 2015 by SunTx Veritex Holdings, L.P., SunTx Capital Partners II GP, LP, SunTx Capital II Management Corp., and Ned N. Fleming, III, each claiming shared voting and dispositive power with respect to the reported shares. The business address of SunTx Veritex Holdings, L.P., is 5420 LBJ Freeway, Suite 1000, Dallas, Texas 75240.

(13)
Based on a Schedule 13G filed with the SEC on February 17, 2015 by Basswood Capital Management, L.L.C., Matthew Lindenbaum, and Bennett Lindenbaum, each claiming shared voting and dispositive power with respect to the reported shares. The business address of Basswood Capital Management, L.L.C. is 645 Madison Avenue, 10th Floor, New York, New York 10022.

(14)
Based on a Schedule 13G filed with the SEC on February 17, 2015 and including 462,603 shares of common stock held directly by WCM Parkway, Ltd., a Texas Limited Partnership controlled by the reporting person, 104,951 shares of common stock held by William C. Murphy 401(k) plan of which William C. Murphy is the sole beneficiary and trustee, and 9,000 shares of common stock to be issued upon exercise of a stock option by the reporting person. The address of the reporting person is 3836 Caruth Blvd., Dallas, Texas 75225.

(15)
Includes: (i) 19,000 shares held individually by Mr. Kowalski and (ii) options to purchase 500 shares of our common stock.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors and executive officers and persons who own more than 10% of our outstanding common stock to file reports of ownership and changes in ownership of our equity securities, including our common stock with the SEC. Such persons are required by the SEC's regulations to furnish us with copies of all reports they file pursuant to Section 16.

        Based solely on our review of the copies of such reports we received with respect to fiscal year 2014, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than 10% of a registered class of our equity securities have been timely complied with in accordance with Section 16(a) of the Exchange Act, except for the following late filings:

  •
  Filings made by each of Pat S. Bolin, Blake Bozman, Mark Griege, Michael Kowalski, John Sughrue and Ray W. Washburne, in connection with the receipt of shares of common stock upon the vesting of restricted stock units granted to these individuals on December 16, 2014. The relevant Form 4s were filed with the SEC on December 23, 2014.

DATE FOR SUBMISSION OF SHAREHOLDER
PROPOSALS FOR 2016 ANNUAL MEETING

        If a shareholder desires to submit a shareholder proposal pursuant to Rule 14a-8 under the Exchange Act for inclusion in the proxy statement for the 2016 annual meeting of shareholders, such proposal and supporting statements, if any, must be received by us at our principal executive office no later than January 31, 2016.

OTHER MATTERS

        The board does not intend to bring any other matter before the annual meeting and does not know of any other matters that are to be presented for action at the annual meeting. However, if any other matter does properly come before the annual meeting or any adjournment thereof, the proxies will be voted in accordance with the discretion of the person or persons voting the proxies.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Vote by Internet - QUICK . . . EASY Veritex Holdings, Inc. Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 6:00 p.m., Central Time, on May 13, 2015. INTERNET/MOBILE – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. . FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED . PROXY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1 AND 2 AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” 1. Election of Directors (1) C. Malcolm Holland, III (2) William C. Murphy (3) Pat S. Bolin (4) Blake Bozman (5) Mark Griege (6) Michael D. Ilagan (7) Michael Kowalski (8) John Sughrue (9) Ray W. Washburne (Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above) 2. To ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2015 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, AND 2. COMPANY ID: PROXY NUMBER: ACCOUNT NUMBER: Signature______________________________________ Signature, if held jointly______________________________________ Date_____________, 2015. Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate off icer, please give title as such. Please mark your votes like this X FOR AGAINST ABSTAIN FOR all Nominees listed to the left WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)

. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED . Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held May, 14, 2015 The proxy statement and our 2014 Annual Report to Stockholders are available at http://www.veritexbank.com/proxymaterials Veritex Holdings, Inc. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned appoints C. Malcolm Holland, III and William C. Murphy, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Veritex Holdings, Inc. held of record by the undersigned at the close of business on March 18, 2015 at the Annual Meeting of Stockholders of Veritex Holdings, Inc. to be held on May 14, 2015, or at any adjournment thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE NINE NOMINEES TO THE BOARD OF DIRECTORS, AND IN FAVOR OF PROPOSAL 2, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. (Continued, and to be marked, dated and signed, on the other side)